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                         Baxter Financial Corporation

                          1200 North Federal Highway
                                  Suite #424
                           Boca Raton, Florida 33432
                                 407-395-2155

                                    [Logo]
Gentlemen:

     Baxter Financial Corporation, General distributor of the capital stock of Eagle Growth Shares, Inc. (hereafter referred to as the Fund), cordially invites you to become a member of the Selling Group which distributes the Fund's shares. We base our offer of membership to you on our understanding that you are a member of the National Association of Securities Dealers, Inc., and also on the understanding that you agree to act in accordance with the following terms:

   1. You and we agree to abide by Rule 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and all other rules and regulations that are now or may become applicable to transactions hereunder.

   2. Orders for shares received from you and accepted by us will be executed at the public offering price applicable to each order as established by the then effective prospectus and Statement of Additional Information of the Fund. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. All orders are subject to acceptance by us and we reserve the right in our sole discretion to reject any order.

   3. You shall, except as otherwise described in the Fund's current prospectus, at the time of sale, deduct from the public offering price, concessions as follows:

       (a) On individual transactions of  $9,999 or less................8.25%
       (b) On individual transaction of  $10,000 - $24,999, inclusive...7.50%
       (c) On individual transaction of  $25,000 - $49,999, inclusive...6.00%
       (d) On individual transaction of  $50,000 - $99,999, inclusive...3.85%
       (e) On individual transaction of  $100,000 or more...............0.00%

       In addition, the discounts set forth in then current prospectus and Statement of Additional Information, and the reduced concessions enumerated in (b) through (e) above, shall apply in any instance where the purchaser, pursuant to a Letter of Intention, makes two or more purchases of shares from the same dealer in any thirteen month period which, in the aggregate, total $10,000 or more in offering price and also to any subsequent purchases by the same stockbroker where the aggregate of all shares previously purchased and held together with subsequent purchases equals or exceeds the quantity discount brackets set forth in (b) through (e) above. This foregoing right of accumulation is also applicable where the investor holds shares of Eagle Growth Shares, Inc. and/or Philadelphia Fund, Inc., including shares held under Eagle Growth Shares or Philadelphia Fund Single Payment Investing Programs and Systematic Investing Programs upon which all scheduled payments have been made is $10,000 or more.
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   4.  As a member of the Selling Group, you agree to purchase shares only from us as agent for the Fund or from your customers. Purchases from us shall be made only for the purpose of covering purchase orders already received from your customers (who may be any persons other than a securities dealer or broker) or for your own bona fide investments. Purchases from your customers shall be at a price not less than the net asset value next calculated after the receipt by us of a proper order. Nothing herein contained shall prevent you from selling any shares for the account of the record holder to us as agent for the Fund or to the Fund itself at the bid price quoted by us, and charging your customer a fair commission for handling the transaction.

   5. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

   6. You agree to sell shares only (a) to your customers at the public offering price then applicable in accordance with the terms of the currently effective prospectus and Statement of Additional Information
       (b) to us as agent for the Fund at the redemption price as described in the prospectus and Statement of Additional Information. This redemption price is the net asset value determined as of the close of business on the New York Stock Exchange. Such price will be applicable to proper orders tendering certificates of stock for repurchase received by us prior to the time of such calculation. The prospectuses describe the method that shall be employed in determining this price. Shares for which certificates have not been issued may not be tendered for repurchase through you.

   7. Settlements shall be made promptly, but in no case later seven business days after our acceptance of the order or, if so specified by you, we will make delivery by draft on you with certificates in negotiable form attached, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel the sale or, at our option, to have the shares purchased or redeemed by the Fund at the then prevailing net asset value, in which latter case you will agree to be responsible for any loss resulting to the Fund or to us from your failure to make payment as aforesaid.

   8. If any shares sold to you under the terms of this agreement are repurchased by the Fund or by us as agent for the Fund or are tendered to the Fund for purchase at net asset value under the terms of its by-laws within seven business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We also agree to pay the Fund the amount of our share of the "load" on the original sale of such shares. We shall notify you of such repurchase within ten days from the date on which the certificates are delivered to us or to the Fund, where certificates have been issued; if certificates have not been issued, we will notify you within ten days of said liquidation.

   9.  All sales will be subject to receipt of shares by us from the Fund.
       The Fund and/or we reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of shares entirely, to change the offering price as provided in the prospectus or to modify or cancel this agreement, which shall be construed in accordance with the laws of the State of Florida.
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  10.  No person is authorized to make any representations concerning the Fund or their shares except those contained in the effective prospectus, the current Statement of Additional Information and any such information as may be released by the Fund as information supplemental to the prospectus and the Statement of Additional information. In purchasing shares from us you shall rely solely on the representations contained in the effective prospectus, the current Statement of Information and supplemental information above mentioned.

  11. Additional copies of any prospectus, the current Statement of Additional Information and of any printed information issued as supplemental literature to said documents will be supplied by us to members of the Selling Group in reasonable quantities upon request. Each prospective investor shall be entitled to a copy of the current Statement of Additional Information without charge upon request.

  12. In no transaction shall you have the authority whatever to act as agent of the Fund or of us or of any other member of the Selling Group, and nothing in this agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. In all transactions in these shares between you and us, you are as acting as principal, or as agent for an undisclosed principal, and we as agent for the Fund.

  13. Shares sold to us (where certificates have been issued) shall be delivered directly to American Data Services, Inc. the Fund's Agent, and all communications to us shall be sent to 1200 North Federal Highway, Suite #424, Boca Raton, FL 33432. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the National Association of Securities Dealers, Inc.

  14. This agreement shall supersede and replace all prior sales agreements between us relating to the shares of Eagle Growth Shares, Inc.

                                            BAXTER FINANCIAL CORPORATION
                                            By /s/Donald H. Baxter
                                               -------------------------
                                               Donald H. Baxter, President
Date________________________________

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   The undersigned accepts your invitation to become a member of the Selling
Group and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of Eagle Growth Shares, Inc. prospectus for use in connection with this offering.

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(Dealer)                                (Employer I.D. Number)
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(Address)                               (Authorized Signature)
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(Telephone)                             (Date)